NETSCOUT Reports First Quarter Fiscal Year 2026 Financial Results

WESTFORD, Mass., August 7, 2025 – NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of enterprise performance management, carrier service assurance, cybersecurity, and DDoS protection solutions, today announced financial results for its first quarter ended June 30, 2025.

Remarks by Anil Singhal, NETSCOUT’s President & Chief Executive Officer:

“We delivered a solid start to fiscal year 2026, with Q1 performance reflecting strong execution and positive momentum across both our top- and bottom-lines. Growth in our Cybersecurity and Service Assurance product lines supported these results as we continue to position NETSCOUT for long-term success in the market.

“Looking ahead, we remain cautiously optimistic amid ongoing macroeconomic uncertainty. Our focus remains firmly on driving product innovation, returning to annual revenue growth and enhancing margins through disciplined cost management. Over the long term, we are committed to empowering our customers to meet the demands of today’s connected, complex digital landscape by delivering mission-critical solutions that address performance, ensure availability and safeguard security.”

Q1 FY26 Financial Results

Total revenue for the first quarter of fiscal year 2026 increased to $186.7 million, compared with $174.6 million in the first quarter of fiscal year 2025.

Product revenue for the first quarter of fiscal year 2026 was $73.0 million, or approximately 39% of total revenue in the period. This compares with product revenue of $61.2 million, or approximately 35% of total revenue in the first quarter of fiscal year 2025. As of June 30, 2025, NETSCOUT had a total product backlog of $30.9 million, which includes $23.3 million of fulfillable backlog, $7.1 million related to a multi-year enterprise license commitment, and $0.5 million of radio frequency propagation modeling projects. This compares to $15.3 million on June 30, 2024, consisting of $10.9 million of fulfillable backlog and $4.4 million of radio frequency propagation modeling projects.

Service revenue for the first quarter of fiscal year 2026 was $113.8 million, or approximately 61% of total revenue in the period. This compares with service revenue of $113.4 million, or approximately 65% in the first quarter of fiscal year 2025.

NETSCOUT’s GAAP loss from operations was $6.6 million in the first quarter of fiscal year 2026, which included an executive transition charge of $1.0 million and a restructuring charge of $0.5 million. This compares with a GAAP loss from operations of $463.3 million in the first quarter of fiscal year 2025, which included a non-cash goodwill impairment charge of $427.0 million and a restructuring charge of $16.6 million. The Company’s GAAP operating margin was negative 3.5% in the first quarter of fiscal year 2026, versus negative 265.4% in the same period of fiscal year 2025. Non-GAAP income from operations was $26.6 million with a non-GAAP operating margin of 14.2% in the first quarter of fiscal year 2026. This compares to non-GAAP income from operations of $14.0 million and a non-GAAP operating margin of 8.0% in the first quarter of fiscal year 2025. Non-GAAP EBITDA from operations in the first quarter of fiscal year 2026 was $29.3 million, or 15.7% of quarterly revenue for the period. This compares to non-GAAP EBITDA from operations of $17.8 million in the first quarter of fiscal year 2025, or 10.2% of quarterly revenue for the period.

Net loss (GAAP) for the first quarter of fiscal year 2026 was $3.7 million, or $0.05 per share (diluted), which included the executive transition and restructuring charges mentioned above and an unrealized gain on a foreign investment, versus a GAAP net loss of $443.4 million, or $6.20 per share (diluted), for the first quarter of fiscal year 2025, which included the previously mentioned non-cash goodwill impairment and restructuring charges as well as an unrealized gain on foreign investment. Non-GAAP net income was $24.7 million or $0.34 per share (diluted) for the first quarter of fiscal year 2026, compared with $20.6 million, or $0.28 per share (diluted), for the first quarter of fiscal year 2025. Both periods included the impact of an unrealized gain on a foreign investment referenced previously.

As of June 30, 2025, cash, cash equivalents, short and long-term marketable securities and investments were $543.5 million, compared with $492.5 million as of March 31, 2025. During the first quarter of fiscal year 2026, NETSCOUT repurchased a total of 761,249 shares of its common stock at an average price of $19.72 per share for an aggregate purchase price of approximately $15.0 million. As of June 30, 2025, the Company had no debt outstanding under its $600 million revolving credit facility, which expires in October 2029.

Financial Outlook Reaffirmed

The Company’s outlook for fiscal year 2026 remains as follows:
•Revenue expectations remain in the range of $825 million to $865 million.
•GAAP net income per share (diluted) remains in the range of $1.07 to $1.22. Non-GAAP net income per share (diluted) remains in the range of $2.25 to $2.40.
▪A reconciliation between GAAP and non-GAAP numbers for NETSCOUT’s fiscal year 2026 outlook is included in the financial tables below.

On August 4, 2025, NETSCOUT completed the sale of its entire previously disclosed foreign investment for the equivalent of approximately $12 million. The transaction is expected to have a relatively neutral impact on the Company’s fiscal year 2026 financial outlook.

Recent Developments and Highlights

▪In late July, NetScout announced new AI-backed enhancements to its NETSCOUT Arbor Edge Defense and NETSCOUT Arbor Enterprise Manager Adaptive Distributed Denial of Services (DDoS) solutions to help customers further automate operations, enhance defense, and improve reporting. These powerful enhancements leverage AI and the ATLAS Intelligence Feed to intelligently automate defenses against an expanding array of attack vectors, enabling customers to mitigate up to 80% of all DDoS attacks without the need for further analysis.
▪In late July, NETSCOUT announced how its Omnis Cyber Intelligence solutions align with National Institute of Standards and Technology (NIST) initiatives designed to help U.S. federal agencies adopt standards and best practices tied to zero-trust security frameworks that aim to protect data and resources across hybrid environments. NETSCOUT’s Omnis Cyber Intelligence helps government agencies achieve zero-trust maturity through a highly scalable and cost-effective network detection and response (NDR) solution. The solution provides comprehensive network visibility into north-south and east-west traffic, enhances threat detection and investigation workflows, improves collaboration between NetOps and SecOps, and enables faster incident detection and response.
▪In mid-July, NETSCOUT announced Adaptive Threat Analytics, a new enhancement to its Omnis Cyber Intelligence Network Detection and Response (NDR) solution, designed to improve incident response and reduce risk. Utilizing continuous network packet capture and local storage of metadata, Adaptive Threat Analytics enables more rapid threat investigation and proactive hunting providing SOC analysts with the specific knowledge needed to determine and execute the proper response more efficiently.
▪In early July, NETSCOUT announced its recent participation in TM Forum’s NeuroNOC Catalyst event that explored how AI agents, closed-loop automation, and high-quality network data can enable self-healing operations across telecom environments. NETSCOUT deployed its Omnis AI Insights Solution at the event, consisting of Omnis AI Sensor and Omnis AI Streamer, to deliver 5G Standalone Radio Access Network (SA RAN) and Packet Core high-fidelity telemetry essential for effective AI-driven operations. The solution enabled network operations center engineers to identify subscriber registration issues, pinpoint the root cause via a curated large language model, and execute remediation steps with minimal manual effort. The key takeaway was strong empirical validation of the need for high-quality curated data to drive effective AI solutions.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its first-quarter fiscal year 2026 financial results and financial outlook today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, investors can listen to the call by dialing (203) 518-9783. The conference call ID is NTCTQ126. A replay of the call will be available after 12:00 p.m. ET today, for approximately one week. The number for the replay is (800) 839-4992 for U.S./Canada and (402) 220-2686 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share, and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization (Non-GAAP EBITDA) from operations. Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share-based compensation expense, and acquisition-related depreciation expense. Non-GAAP income from operations includes the aforementioned adjustments related to non-GAAP gross profit and also removes goodwill impairment charges, executive transition costs, and restructuring charges. Non-GAAP operating margin includes the foregoing adjustments related to non-GAAP income from operations. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, and also removes the income tax effects of such adjustments. Non-GAAP diluted net income per share includes the foregoing adjustments related to non-GAAP net income. Non-GAAP EBITDA from operations includes the aforementioned adjustments related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance and availability disruptions through the company’s unique visibility platform and solutions powered by its pioneering deep packet inspection at scale technology. NETSCOUT serves the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, Twitter, or Facebook.

Safe Harbor

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements in this press release include, without limitation, statements regarding NETSCOUT’s financial results, its financial outlook and expectations, that it continues to position the Company for long-term success in the market, that it remains cautiously optimistic amid ongoing macroeconomic uncertainty, that its focus remains firmly on driving product innovation, returning to annual revenue growth and enhancing margins through disciplined cost management, that over the long term, it is committed to empowering its customers to meet the demands of today’s connected, complex digital landscape by delivering mission-critical solutions that address performance, ensure availability and safeguard security, and statements relating to the potential benefit of a market for the Company’s products and regarding product releases, updates, and functionality all constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the market for advanced networks, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; liquidity concerns at, and failures of, banks and other financial institutions; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the Securities and Exchange Commission on May 15, 2025. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2025 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

Contacts: Investors     Media
Paul Canavan      Chris Lucas

AVP, Corporate Finance        AVP, Marketing & Corporate Communications
978-614-4000     978-614-4124
IR@netscout.com     Chris.Lucas@netscout.com

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2025	2024
Revenue:
Product	$72,993	$61,169
Service	113,754	113,396
Total revenue	186,747	174,565
Cost of revenue:
Product	11,925	12,004
Service	31,497	32,365
Total cost of revenue	43,422	44,369
Gross profit	143,325	130,196
Operating expenses:
Research and development	39,789	42,465
Sales and marketing	70,595	70,330
General and administrative	27,857	25,581
Amortization of acquired intangible assets	11,119	11,614
Restructuring charges	529	16,563
Goodwill impairment	—	426,967
Total operating expenses	149,889	593,520
Loss from operations	(6,564)	(463,324)
Interest and other income (expense), net	3,736	9,628
Loss before income tax expense (benefit)	(2,828)	(453,696)
Income tax expense (benefit)	851	(10,320)
Net loss	$(3,679)	$(443,376)

Basic net loss per share	$(0.05)	$(6.20)
Diluted net loss per share	$(0.05)	$(6.20)
Weighted average common shares outstanding used in computing:
Net loss per share - basic	71,729	71,467
Net loss per share - diluted	71,729	71,467

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)
	June 30,	March 31,
	2025	2025
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents, marketable securities and investments	$532,509	$491,473
Accounts receivable and unbilled costs, net	92,200	163,654
Inventories and deferred costs	13,047	12,891
Prepaid expenses and other current assets	46,159	45,166
Total current assets	683,915	713,184

Fixed assets, net	21,494	21,529
Operating lease right-of-use assets	36,226	37,717
Goodwill and intangible assets, net	1,320,057	1,335,073
Long-term marketable securities	10,997	1,004
Other assets	84,737	78,071
Total assets	$2,157,426	$2,186,578

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$14,016	$18,208
Accrued compensation	46,978	56,696
Accrued other	21,194	20,280
Deferred revenue and customer deposits	293,911	301,753
Current portion of operating lease liabilities	10,883	10,995
Total current liabilities	386,982	407,932

Other long-term liabilities	8,132	8,210
Deferred tax liability	2,851	2,643
Accrued long-term retirement benefits	29,418	27,379
Long-term deferred revenue and customer deposits	151,842	147,510
Operating lease liabilities, net of current portion	30,650	32,509
Long-term debt	—	—
Total liabilities	609,875	626,183

Stockholders' equity:
Common stock	135	134
Additional paid-in capital	3,274,682	3,255,333
Accumulated other comprehensive income	4,337	4,073
Treasury stock, at cost	(1,683,481)	(1,654,702)
(Accumulated deficit)	(48,122)	(44,443)
Total stockholders' equity	1,547,551	1,560,395
Total liabilities and stockholders' equity	$2,157,426	$2,186,578

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2025	2024	2025

Revenue	$186,747	$174,565	$204,987

Gross Profit (GAAP)	$143,325	$130,196	$159,290
Share-based compensation expense (1)	3,160	3,320	2,090
Amortization of acquired intangible assets (2)	550	995	993
Acquisition related depreciation expense (3)	2	2	1
Non-GAAP Gross Profit	$147,037	$134,513	$162,374

Income (Loss) from Operations (GAAP)	$(6,564)	$(463,324)	$19,886
GAAP Operating Margin	(3.5)%	(265.4)%	9.7%
Share-based compensation expense (1)	19,959	21,198	14,199
Amortization of acquired intangible assets (2)	11,669	12,609	12,576
Restructuring charges	529	16,563	605
Goodwill impairment	—	426,967	—
Acquisition related depreciation expense (3)	12	12	11
Executive Transition Costs (4)	959	—	—
Non-GAAP Income from Operations	$26,564	$14,025	$47,277
Non-GAAP Operating Margin	14.2%	8.0%	23.1%

Net Income (Loss) (GAAP)	$(3,679)	$(443,376)	$18,617
Share-based compensation expense (1)	19,959	21,198	14,199
Amortization of acquired intangible assets (2)	11,669	12,609	12,576
Restructuring charges	529	16,563	605
Goodwill impairment	—	426,967	—
Acquisition related depreciation expense (3)	12	12	11
Executive Transition Costs (4)	959	—	—
Income tax adjustments (5)	(4,712)	(13,395)	(8,004)
Non-GAAP Net Income	$24,737	$20,578	$38,004

Diluted Net Income (Loss) Per Share (GAAP)	$(0.05)	$(6.20)	$0.25
Share impact of non-GAAP adjustments identified above	0.39	6.48	0.27
Non-GAAP Diluted Net Income Per Share	$0.34	$0.28	$0.52

Shares used in computing non-GAAP diluted net income per share	73,376	72,793	73,410

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended
		June 30,		March 31,
		2025	2024	2025

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$413	$431	$283
	Cost of service revenue	2,747	2,889	1,807
	Research and development	5,532	5,886	4,062
	Sales and marketing	6,889	7,504	4,915
	General and administrative	4,378	4,488	3,132
	Total share-based compensation expense	$19,959	$21,198	$14,199
(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$550	$995	$993
	Operating expenses	11,119	11,614	11,583
	Total amortization expense	$11,669	$12,609	$12,576
(3)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$2	$2	$1
	Cost of service revenue	—	—	—
	Research and development	8	8	8
	Sales and marketing	2	2	2
	General and administrative	—	—	—
	Total acquisition related depreciation expense	$12	$12	$11
(4)	Executive transition costs included in these amounts is as follows:
	General and administrative	$959	$—	$—
		$959	$—	$—
(5)	Total income tax adjustment included in this amount is as follows:
	Tax effect of non-GAAP adjustments above	$(4,712)	$(13,395)	$(8,004)
	Total income tax adjustments	$(4,712)	$(13,395)	$(8,004)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2025	2024	2025

(Loss) income from operations (GAAP)	$(6,564)	$(463,324)	$19,886
(Loss) income from operations (GAAP) as a % of revenue	(3.5)%	(265.4)%	9.7%
Previous adjustments to determine non-GAAP income from operations	33,128	477,349	27,391
Non-GAAP Income from operations	$26,564	$14,025	$47,277
Depreciation excluding acquisition related-depreciation expense	2,776	3,784	3,009
Non-GAAP EBITDA from operations	$29,340	$17,809	$50,286
Non-GAAP EBITDA from operations as a % of revenue	15.7%	10.2%	24.5%

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook
(Unaudited)
(In millions, except for net income per share - diluted)

	FY'25	FY'26
Revenue	$822.7	~ $825 to ~$865

	FY'25	FY'26
GAAP net income (loss)	$(366.9)	~$79 to ~$90
Amortization of intangible assets	$50.4	~$47
Share-based compensation expenses	$64.8	~$62
Acquisition related depreciation expense	$—	—
Executive transition costs	$—	~ $1
Restructuring charges	$20.5	~$1
Loss on Debt Extinguishment	$1.1	—
Goodwill impairment	$427.0	—
Total adjustments	$563.8	~$111
Related impact of adjustments on income tax	$(36.5)	(~$23)
Non-GAAP net income	$160.4	~$167 to ~$178

GAAP net income (loss) per share (diluted)	$(5.12)	~$1.07 to ~$1.22
Non-GAAP net income per share (diluted)	$2.22	~$2.25 to ~$2.40

Average weighted shares outstanding (diluted GAAP)	71.6	~74
Average weighted shares outstanding (diluted Non-GAAP)	72.2	~74
*Figures in table may not total due to rounding